Exhibit 99.1

MetaVia to Present Obesity Data at the American Diabetes Association's (ADA) 2026 Scientific Sessions

Three Late-Breaking Posters Highlight DA-1726, a GLP-1/Glucagon Dual Agonist, and Vanoglipel, a GPR119 Agonist

CAMBRIDGE, Mass., May 18, 2026 – MetaVia Inc. (Nasdaq: MTVA), a clinical-stage biotechnology company focused on transforming cardiometabolic diseases, today announced that three late-breaking abstracts highlighting its cardiometabolic assets, DA-1726, a novel dual oxyntomodulin (OXM) analog targeting both GLP-1 (GLP1R) and glucagon (GCGR) receptors for the treatment of obesity, and vanoglipel (DA-1241), a novel G-protein-coupled receptor 119 (GPR119) agonist, have been accepted for poster presentations at the American Diabetes Association’s (ADA) 2026 Scientific Sessions. The ADA will be held June 5-8, 2026 at the Ernest N. Morial Convention Center in New Orleans, Louisiana.

“Having three late-breaking abstracts accepted for poster presentations at the prestigious ADA conference is a testament to the strength of our cardiometabolic portfolio,” stated Hyung Heon Kim, President and Chief Executive Officer of MetaVia. “DA-1726 has the potential to be a differentiated obesity treatment and is currently being evaluated in a 16-week Phase 1 Part 3 titration study designed to reach higher therapeutic doses with improved tolerability. We look forward to reporting data from this trial in the fourth quarter of this year. Our second asset, vanoglipel, has demonstrated broad therapeutic potential across liver and metabolic diseases. The two preclinical posters focused on vanoglipel explore combination therapies with current treatments for metabolic dysfunction-associated steatohepatitis (MASH) and Type 2 diabetes.”

●	Title: Safety, Tolerability, Pharmacokinetics, and Pharmacodynamics of DA-1726, an Oxyntomodulin Analogue: Phase 1 Higher-Dose Cohort Results
●	Presenting Author: Weikai “Chris” Fang, Chief Medical Officer, MetaVia
●	Abstract Control Number: 3102-LB
●	Session: 23-B Obesity—Human
●	Presentation Date: Sunday, June 7, 2026
●	Presentation Time: 12:30-1:30 pm ET

●	Title: Synergistic Hepatoprotective and Weight-Loss Effects of Vanoglipel and Resmetirom Combination Therapy in a Diet-Induced Obese, Biopsy-Confirmed Mouse Model of MASH
●	Presenting Author: Tae Hyoung Kim, Lead Research Scientist, Dong-A ST Research Center
●	Abstract Control Number: 3043-LB
●	Session: 22-C Integrated Physiology—Liver
●	Presentation Date: Sunday, June 7, 2026
●	Presentation Time: 12:30-1:30 pm ET

●	Title: Synergistic Effects of Vanoglipel and Metformin on Glycemic Control and Body Weight Reduction in a Diet-Induced Obese Mouse Model
●	Presenting Author: Yuna Chae, Lead Research Scientist, Dong-A ST Research Center
●	Abstract Control Number: 2856-LB
●	Session: 12-D Clinical Therapeutics—Other Therapeutic Agents
●	Presentation Date: Sunday, June 7, 2026
●	Presentation Time: 12:30-1:30 pm ET

A copy of the posters will be available on the Posters section of the MetaVia website after the presentation.

About DA-1726

DA-1726 is a novel oxyntomodulin (OXM) analogue functioning as a GLP1R/GCGR dual agonist for the treatment of obesity and Metabolic Dysfunction-Associated Steatohepatitis (MASH) that is to be administered once weekly subcutaneously. DA-1726 acts as a dual agonist of GLP-1 receptors (GLP1R) and glucagon receptors (GCGR), leading to weight loss through reduced appetite and increased energy expenditure. DA-1726 has a well understood mechanism and, in pre-clinical mice models, resulted in improved weight loss compared to semaglutide (Wegovy®), a leading GLP-1 receptor agonist. Additionally, in pre-clinical mouse models, DA-1726 elicited similar weight reduction, while consuming more food, compared to tirzepatide (Zepbound®) and survodutide (a drug with the same MOA), while also preserving lean body mass and demonstrating improved lipid-lowering effects compared to survodutide. In the Phase 1 multiple ascending dose (MAD) trial in obesity, the 32 mg dose of DA-1726 demonstrated best-in-class potential for weight loss, glucose control, and waist circumference reduction.

About Vanoglipel (DA-1241)

Vanoglipel is a novel G-Protein-Coupled Receptor 119 (GPR119) agonist with development optionality as a standalone and/or combination therapy for both MASH and type 2 diabetes (T2D). Agonism of GPR119 in the gut promotes the release of key gut peptides GLP-1, GIP, and PYY. These peptides play a further role in glucose metabolism, lipid metabolism and weight loss. Vanoglipel has beneficial effects on glucose, lipid profile and liver inflammation, supported by potential efficacy demonstrated during in vivo preclinical studies. The therapeutic potential of vanoglipel has been demonstrated in multiple pre-clinical animal models of MASH and T2D where vanoglipel reduced hepatic steatosis, inflammation, fibrosis, and improved glucose control. Furthermore, in Phase 1a, 1b and 2a trials, vanoglipel was well tolerated in both healthy volunteers and those with T2DM. In a Phase 2a clinical study, vanoglipel demonstrated direct hepatic action in addition to its glucose lowering effects.

About MetaVia

MetaVia Inc. is a clinical-stage biotechnology company focused on transforming cardiometabolic diseases. The company is currently developing DA-1726 for the treatment of obesity, and is developing vanoglipel (DA-1241) for the treatment of Metabolic Dysfunction-Associated Steatohepatitis (MASH). DA-1726 is a novel oxyntomodulin (OXM) analogue that functions as a glucagon-like peptide-1 receptor (GLP1R) and glucagon receptor (GCGR) dual agonist. OXM is a naturally-occurring gut hormone that activates GLP1R and GCGR, thereby decreasing food intake while increasing energy expenditure, thus potentially resulting in superior body weight loss compared to selective GLP-1 receptor agonists such as semaglutide. In a Phase 1 multiple ascending dose (MAD) trial in obesity, DA-1726 demonstrated best-in-class potential for weight loss, glucose control, and waist reduction. Vanoglipel is a novel G-protein-coupled receptor 119 (GPR119) agonist that promotes the release of key gut peptides GLP-1, GIP, and PYY. In pre-clinical studies, vanoglipel demonstrated a positive effect on liver inflammation, lipid metabolism, weight loss, and glucose metabolism, reducing hepatic steatosis, hepatic inflammation, and liver fibrosis, while also improving glucose control. In a Phase 2a clinical study, vanoglipel demonstrated direct hepatic action in addition to its glucose lowering effects.

For more information, please visit www.metaviatx.com.

Forward Looking Statements

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Contacts:

MetaVia

Marshall H. Woodworth

Chief Financial Officer

+1-857-299-1033

marshall.woodworth@metaviatx.com

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Michael Miller

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